EXHIBIT 8.1

May 31, 2007

Puget Sound Energy, Inc.

10885 NE 4th Street

P.O. Box 97034

Bellevue WA 98009-9734

Ladies and Gentlemen:

We have acted as tax counsel to Puget Sound Energy, Inc. (“Puget Sound Energy”) in connection with the registration and filing with the Securities Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by Puget Sound Energy of the prospectus supplement dated May 30, 2007 (the “Prospectus Supplement”) to Puget Sound Energy’s prospectus dated June 22, 2006 (the “Prospectus”) included in the Registration Statement on Form S-3 (No. 333-132497-01) of Puget Sound Energy (the “Registration Statement”), covering, among other securities, the Junior Subordinated Notes (as defined below). The Prospectus Supplement was filed with the Commission on May 31, 2007 pursuant to Rule 424(b) under the Act and relates to the public offering (the “Offering”) by Puget Sound Energy of an aggregate $250,000,000 principal amount of Series A Enhanced Junior Subordinated Notes due 2067 (the “Junior Subordinated Notes”). The Junior Subordinated Notes are being issued pursuant to the Indenture dated as of May 18, 2001 (the “Base Indenture”), as supplemented by a Second Supplemental Indenture, dated as of June 1, 2007 (the “Second Supplemental Indenture”), in each case between Puget Sound Energy and The Bank of New York Trust Company, N.A., as trustee.

In rendering our Opinion, we have examined (i) the Registration Statement; (ii) the Prospectus; (iii) the Prospectus Supplement; (iv) the Base Indenture; (v) the Second Supplemental Indenture; (vi) the Replacement Capital Covenant, dated as of June 4, 2007, by Puget Sound Energy in favor of and for the benefit of each holder of Covered Debt (as defined therein) (the “Replacement Capital Covenant”); (vii) the form of Junior Subordinated Note set forth in Exhibit A to the Second Supplemental Indenture; and (viii) such other records, documents, certificates or other instruments as we have deemed necessary or appropriate for purposes of our opinion.

Puget Sound Energy, Inc.

May 31, 2007

In our examination, we have assumed without independent investigation or inquiry (i) the transactions relating to the issuance of the Junior Subordinated Notes described in the Registration Statement, the Prospectus and the Prospectus Supplement will be consummated in accordance with the terms of such documents and the documents and forms of documents described therein; (ii) the terms of the Base Indenture, the Second Supplemental Indenture and the Junior Subordinated Notes will be complied with, (iii) the accuracy as of the date hereof and at all relevant times hereafter of representations, statements, certifications and other documentation of or from public officials and of or from officers and representatives of all persons whom we have deemed appropriate, including those made by Puget Sound Energy and Puget Energy to us; (iv) any such representations, statements, certifications or other documentation made “to the knowledge of,” or based on the belief of such persons, or similarly qualified are true, correct and complete without such qualification; and (v) the authenticity of the original documents submitted to use, the conformity to the originals of documents submitted to us as copies, the genuineness of all signatures on and the legal capacity of all signatories to execute documents, and the due and valid execution and delivery of all such documents.

Based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Prospectus Supplement, we are of the opinion that (1) the Junior Subordinated Notes will be treated as indebtedness of Puget Sound Energy for United States federal income tax purposes (although the matter is not free from doubt), and (2) the statements made in the discussion set forth in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law and legal conclusions with respect thereto, constitutes accurate summaries of the matters discussed therein in all material respects.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated or proposed thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. No assurance can be given that future legislative, judicial or administrative changes, will not adversely affect the accuracy of our opinion. Further, our opinion is not binding on the Internal Revenue Service or the courts, and there can be no assurance that Internal Revenue Service will not assert contrary positions. This opinion is rendered only as of the date hereof, and we undertake no responsibility to advise you of any changes in the facts stated or assumed herein, or of any new developments in the application or interpretation of the United States federal income tax laws. We express no opinion concerning any matters except as expressly stated herein.

Puget Sound Energy, Inc.

May 31, 2007

We hereby consent to the filing of our opinion as an exhibit to Puget Sound Energy’s Report on Form 8-K (which is deemed incorporated by reference to the Prospectus Supplement constituting part of the Registration Statement) and to use our name under the captions “The Offering,” “Certain U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ PERKINS COIE LLP